UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-5081182
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1505 South Pavilion Center Drive

Las Vegas, Nevada 89135

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-207397

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, par value $0.01 per share, of Red Rock Resorts, Inc., a Delaware corporation (the “Company”), as set forth under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s registration statement on Form S-1 originally filed with the United States Securities and Exchange Commission (the “Commission”) on  October 13, 2015 (File No. 333-207397) and  as subsequently amended (the “Registration Statement”), is hereby incorporated by reference.  In addition, the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated by reference herein.

The Company’s Class A Common Stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “RRR.”

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits on Form 8-A, no exhibits are required to be filed hereto because no other securities are registered on the The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on April 26, 2016.

RED ROCK RESORTS, INC.

By:	/S/ FRANK J. FERTITTA III
Name: Frank J. Fertitta III
Title: Chief Executive Officer

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